EXHIBIT 10.2


         CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of January 19, 1998, is entered into by and between OUTSOURCE INTERNATIONAL OF AMERICA, INC., a Florida corporation (the "Company"), and John Bechard (the "Employee").

                                    RECITALS

         Employee desires to be employed by the Company. As a material inducement for the Company to employ Employee, the Company desires that Employee enter into this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. CONFIDENTIAL INFORMATION. Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and of corporations with whom the Company does business, and that such information constitutes valuable, special and unique property of the Company and such other corporations. During the term of his employment with the Company and for a period of five (5) years immediately thereafter, Employee agrees not to disclose or use any confidential information, including without limitation, information regarding suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. Employee acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Employee, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Employee's leaving the employ of the Company. Employee also agrees to execute such confidentiality agreements that the Board of Directors may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

2. NON-SOLICITATION. At all times during the term of his employment with the Company and thereafter, Employee shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, service employees, customers, agents or consultants of the Company to terminate their employment or other relationship with the Company, or to compete against the Company or any subsidiaries, parents or affiliates of the Company in the temporary or permanent staffing business (the "Business").

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3. NON-COMPETITION. Employee acknowledges that his services and responsibilities are unique in character and are of particular significance to the Company, that the Company engages in a competitive business with a national market and that Employee's continued and exclusive service to the Company under this Agreement is of a high degree of importance to the Company. Therefore, during the term of his employment with the Company and for a period of five (5) years thereafter (the "Noncompete Period"), Employee shall not, directly or indirectly, engage in the Business, except as an employee or agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, shareholder (unless as owner of no more than five percent (5%) of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever, engage in or have any connection with any business which is competitive with the Business anywhere in the United States.

4. RESTRICTIVE COVENANTS.

                  (a) If, in any judicial proceedings, a court shall refuse to enforce any of the covenants included in Paragraphs 1, 2 or 3 hereof, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable. In the event the Company should bring any legal action or other proceeding against Employee for enforcement of this Agreement, the calculation of the Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding. The existence of any claim or cause of action by Employee against the Company predicated on this Agreement shall not constitute a defense to the enforcement by the Company of these covenants.

                  (b) Employee hereby acknowledges that the restrictions on his activity as contained in this Agreement are required for the Company's reasonable protection and is a material inducement to the Company to enter into this Agreement. Employee hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company will be entitled to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof. The prevailing party in any litigation brought to enforce the restrictive provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

                  (c) Notwithstanding anything to the contrary contained herein, in the event that Employee engages in any conduct prohibited by Paragraphs 1, 2 or 3 hereof for any reason whatsoever, Employee shall not receive any of the severance benefits he otherwise would be entitled to receive pursuant to Paragraph 7(e) of that certain Employment Agreement by and between the Company and Bechard of even date herewith.

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

5. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         IF TO THE EMPLOYEE: To the address set forth below his signature on the signature page hereof.

         IF TO THE COMPANY:

         OutSource International of America, Inc.
         1144 East Newport Center Drive
         Deerfield Beach, Florida 33442
         Attention: Chief Executive Officer

6. ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Employee with respect to the matters set forth herein, and the Company and Employee hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

7. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign his rights and obligations under this Agreement.

8. MISCELLANEOUS.

                  (a) This Agreement shall be subject to and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

                  (b) The parties to this Agreement agree that any claim, suit, action or proceeding, brought by either party, arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Florida state or federal court sitting in Broward County, Florida, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party: (i) waives any objection which it may have that such court is not a convenient forum for any such adjudication; (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby; and (iii) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if

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

served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegals' fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled. The prevailing party shall be the party that prevails on its claim whether or not an award or judgement is entered in its favor.

                  (c) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (d) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

                  (e) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

                  (f) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

                  (g) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                    OUTSOURCE INTERNATIONAL OF AMERICA, INC.

                                    /s/ ROBERT H. THARP
                                        ------------------------------------
                                    By: Robert H. Tharp
                                    Its: Field V.P.


                                    Employee


                                    /s/ JOHN BECHARD
                                    -----------------------------------------
                                    John Bechard


                                    Address:
                                    4043 Windolyn Way
                                    Bartlett, Tennessee 38113

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